AMENDMENT TO OMNIBUS AGREEMENT

THIS AMENDMENT TO OMNIBUS AGREEMENT (this "Amendment"), is effective as of the 1st day of May, 2014, by and among Lehigh Gas Partners LP, a Delaware limited partnership (the "MLP" or the "Partnership"), Lehigh Gas GP LLC, a Delaware limited liability company and the general partner of the MLP (the "General Partner"), and Lehigh Gas Corporation, a Delaware corporation ("LGC"). The above-named entities are sometimes referred to in this Agreement each as a "Party" and collectively as the "Parties."

BACKGROUND

WHEREAS, the Partnership, the General Partner, and LGC are parties to that certain Omnibus Agreement, dated October 30, 2012 (the "Agreement");

WHEREAS, all capitalized terms in this Amendment shall have the same meaning provided for in the Agreement; and

WHEREAS, the Parties now desire to amend certain provisions of the Agreement as set forth more fully below.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby covenant and agree as follows:

  Definitions. Section 1.1 of the Agreement is hereby amended by adding the following definitions to such section:

  "Variable Wholesale Management Fee" is defined in Section 5.1(a).

  "Variable Retail Management Fee" is defined in Section 5.1(a).

  Management Fee. Section 5(a) of the Agreement is deleted in its entirely and replaced with the following:

  "(a) The Partnership shall pay LGC a management fee for providing the Services in an amount equal to (1) $670,000 per month (the "Base Management Fee") plus (2) the Variable Wholesale Rate (as defined below) times each gallon of wholesale motor fuel distributed by the Partnership and its subsidiaries per month (the "Variable Wholesale Management Fee") plus (3) $0.015 for each gallon of retail motor fuel sold by the Partnership and its subsidiaries through their commission agents per month (the "Variable Retail Management Fee," together with the Variable Wholesale Management Fee, the Variable Management Fee). The "Variable Wholesale Rate" shall be zero ($0.00) for the first 500 million gallons in the applicable calendar year, $0.0030 for the next 500 million gallon in such year, and $0.0020 for all gallons above 1,000 million gallons in such year. The Base Management Fee and the Variable Management Fee are collectively referred to as the "Management Fee. The first Base Management Fee, which shall be pro-rated based on the number of days remaining in the month of the Closing Date, shall be due and payable on the Closing Date and each subsequent Base Management Fee shall be due and payable, in advance, on the first Business Day of each month. The Variable Management Fee shall be paid by the Partnership to LGC as soon as practicable upon receipt by the General Partner of an invoice from LGC setting forth the Variable Management Fee owed by the Partnership to LGC. If requested by the General Partner, LGC's invoice for the Variable Management Fee shall provide reasonably detailed documentation supporting the gallons of motor fuel distributed reflected on such invoice. Notwithstanding the foregoing, the General Partner and LGC, at their discretion, may waive all or any portion of the management fee to the extent that all or a portion of the management services provided hereunder are either purchased from another party or not required by the Partnership."

  Miscellaneous.

    This Amendment may be modified, amended, discharged, or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

    This Amendment may be simultaneously executed in several counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes.

(c) This Amendment shall be governed by and construed according to the internal laws of the State that governs the Agreement.

(d) If a conflict between this Amendment and the Agreement exists, the terms of this Amendment shall control.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the day and year first above written.

LEHIGH GAS PARTNERS LP, a Delaware limited partnership

By: Lehigh Gas GP LLC, its General Partner

By: /s/ Joseph V. Topper, Jr.

Joseph V. Topper, Jr., CEO

LEHIGH GAS GP LLC, a Delaware limited liability company

By: /s/ Joseph V. Topper, Jr.

Joseph V. Topper, Jr., CEO

LEHIGH GAS CORPORATION, a Delaware corporation

By: /s/ Joseph V. Topper, Jr.

Joseph V. Topper, Jr., CEO